UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Boston Life Sciences, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOSTON LIFE SCIENCES, INC.
85 Main Street
Hopkinton, MA 01748

November 20, 2006

To our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Boston Life Sciences, Inc. to be held on Thursday, December 14, 2006 at 1:00 p.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. We encourage you to carefully read these materials.

The Board of Directors of Boston Life Sciences recommends that you vote in favor of each proposal set forth in the Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Voting by written proxy, over the Internet or by touch-tone telephone will ensure your representation at the Annual Meeting if you do not attend in person. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

Thank you for your continued support.

Sincerely,

Peter G. Savas
Chief Executive Officer

BOSTON LIFE SCIENCES, INC.
85 Main Street
Hopkinton, MA 01748

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD

December 14, 2006

To the Stockholders of
Boston Life Sciences, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Boston Life Sciences, Inc., a Delaware corporation (the “Company”), will be held on December 14, 2006, at 1:00 p.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, to consider and vote upon the following matters:

1. To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2. To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments of the meeting.

Holders of our common stock of record at the close of business on November 3, 2006 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 85 Main Street Hopkinton, MA 01748, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether you expect to attend the Annual Meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. If you are the record holder of your shares, you can also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card. Your prompt response is necessary to assure that your shares are represented at the Annual Meeting. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by following the procedures described in the accompanying proxy statement.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

PETER G. SAVAS, Chief Executive Officer

Boston, Massachusetts
November 20, 2006

Our 2005 Annual Report accompanies the Proxy Statement.

PROXY STATEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
TEN-YEAR OPTION REPRICINGS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDERS’ PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL

BOSTON LIFE SCIENCES, INC.
85 Main Street
Hopkinton, MA 01748

PROXY STATEMENT

This Proxy Statement contains information about the Annual Meeting of Stockholders of Boston Life Sciences, Inc. (also referred to in this Proxy Statement as the “Company,” “Boston Life Sciences,” “we” or “us”). The Annual Meeting is scheduled to be held at 1:00 p.m., local time, on Thursday, December 14, 2006 (the “Annual Meeting”) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. Holders of record of our common stock, $.01 par value per share, as of the close of business on November 3, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 16,576,034 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted (i) FOR the election of the five nominees named below as directors, (ii) FOR the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006 and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of shares of a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting, shall constitute a quorum with respect to all matters. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of stockholders possessing a majority of the requisite voting power represented at the Annual Meeting, provided a quorum is present in person or by proxy. The affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect each director.

Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about November 20, 2006. The Annual Report to Stockholders of the Company for the year ended December 31, 2005, including financial statements, is being mailed together with this Proxy Statement to all stockholders of record as of November 3, 2006. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of November 3, 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected (which number shall constitute our entire Board of Directors) to hold office until the 2007 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All such persons are, at present, members of our Board of Directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Set forth below are the names of each current member of our Board of Directors, who are also nominees for election to our Board of Directors, their ages, the year in which each first became a director of our Company and their principal occupations and business experience during the past five years.

Our Board of Directors currently consists of five directors. Set forth below are the names of each current member of our Board, their ages, the year in which each first became a director and their principal occupations and business experience during the past five years.

		First Year Elected
Name	Age	as a Director	Position(s) with the Company

Peter G. Savas	58	2004	Chairman of the Board of Directors, Chief Executive Officer and Director
Robert S. Langer, Jr. Sc.D. (1)(3)	58	2000	Director
Michael J. Mullen, C.P.A. (1)(2)(3)	47	2004	Director
John T. Preston (1)(2)(3)	56	2004	Director
William Guinness (2)	66	2006	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupations and qualifications of each director are as follows:

Peter G. Savas. Mr. Savas has been the Chairman of the Board and our Chief Executive Officer since September 2004. From March 2004 to September 2004, Mr. Savas was the Managing Partner of Tughill Partners, a life sciences consulting firm. From September 2000 to March 2004, Mr. Savas served as Chief Executive Officer and President and, from April 2001 to March 2004, as Chairman, of Aderis Pharmaceuticals, Inc., a privately-held biopharmaceutical company. From 1992 to 2000, Mr. Savas served as President of Unisyn, Inc., a contract manufacturer of biologics, and was also Chief Executive Officer from 1995 to 2000.

Robert S. Langer, Jr., Sc.D. Dr. Langer has been a member of our Board since June 2000 and was Acting Chairman of the Board from June 2004 to September 2004. Dr. Langer is an Institute Professor at the Massachusetts Institute of Technology (“MIT”) and has been on the faculty of MIT since 1977. Dr. Langer serves on the boards of directors of Momenta Pharmaceuticals, Inc., a biotechnology company, Sontra Medical Corporation, a biotechnology company, and Wyeth, a pharmaceutical company.

Michael J. Mullen, C.P.A. Mr. Mullen has been a member of our Board since June 2004. Mr. Mullen has been the Chief Financial Officer of Magellan Biosciences, Inc., a clinical diagnostics company, since July 2006. From March 2006 to July 2006, Mr. Mullen was an independent consultant. From February 2003 to March 2006, Mr. Mullen was the Chief Financial Officer of JMH Capital, a private equity firm. From September 2000 to December 2002, Mr. Mullen was the Chief Financial Officer of Magellan Discovery Technologies, a private equity sponsored buyout firm. From March 1999 to September 2000, Mr. Mullen was the Chief Financial Officer and Director of Integration for the Analytical Instrument Strategic Business Unit of PerkinElmer Inc., a provider of scientific instruments, consumables and services.

John T. Preston. Mr. Preston has been a member of our Board since June 2004. Mr. Preston has been President and Chief Executive Officer of Atomic Ordered Materials LLC since April 1999, and is also a Senior Lecturer at MIT. Mr. Preston serves on the board of directors of Clean Harbors, Inc., an environmental services company, and E-Z-EM, Inc., a biotechnology company.

William Guinness. Mr. Guinness has been a member of our Board since July 2006. Mr. Guinness has been Chairman of Sibir Energy plc, a UK independent oil and gas production company, since March 1999, having previously been a Non-Executive Director of Pentex Energy plc and Pentex Oil plc. Since 1988, Mr. Guinness has been involved with various private venture capital operations, which cover areas as diverse as metal manufacturing, general aviation and fine art consultancy. Mr. Guinness is also a director of a number of private companies involved in a wide range of commercial activities. Mr. Guinness previously served on our Board of Directors from June 30, 2003 to September 20, 2003.

All directors will hold office with until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. None of our directors are related to any other directors or to any of our executive officers.

The Board of Directors recommends that stockholders vote FOR each of the nominees for the Board of Directors.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of The NASDAQ Stock Market, Inc.

Based on this review, in July 2005, our Board of Directors adopted Corporate Governance Guidelines, amended and restated our Code of Business Conduct and Ethics, amended and restated the charter for our Audit Committee, adopted a charter for our Compensation Committee, established a Nominating and Corporate Governance Committee and adopted a charter for such committee. This section describes key corporate governance guidelines and practices that we have adopted. You can access our current committee charters, Corporate Governance Guidelines and Amended and Restated Code of Business Conduct and Ethics in the “Investor Relations—Corporate Profile” section of our website located at www.bostonlifesciences.com or by writing to: Kenneth L. Rice, Jr., c/o Boston Life Sciences, Inc., 85 Main Street, Hopkinton, Massachusetts 01748.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. The guidelines, adopted in July 2005, provide a framework for the conduct of the Board of Directors’ business, including the following:

•	the principal responsibility of the directors is to oversee the management of the Company;
•	a majority of the members of the Board of Directors shall be independent directors;
•	the independent directors meet regularly in executive session;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	at least annually, the Board of Directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Langer, Mullen, Preston or Guinness, who comprise our Audit, Compensation and Nominating and Corporate Governance Committees, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Director Candidates

The process to be followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee Charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, Boston Life Sciences, Inc., 85 Main Street, Hopkinton, MA 01748. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Nominating and Corporate Governance Committee, subject to advice and assistance, if requested, from our outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as considered appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, Boston Life Sciences, Inc., 85 Main Street, Hopkinton, MA 01748.

Code of Business Conduct and Ethics

We adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We amended and restated our Code of Business Conduct and Ethics in July 2005. We have posted the Amended and Restated Code of Business Conduct and Ethics on our website, which is located at www.bostonlifesciences.com. In addition, we intend to disclose on our website all disclosures that are required by law or The Nasdaq Stock Market, Inc. listing standards concerning any amendments to, or waivers from, any provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Board of Directors and Attendance by Members of the Board of Directors at Meetings

Our Board of Directors currently consists of Peter G. Savas, Robert S. Langer, Jr., Michael J. Mullen, John T. Preston and William Guinness. There were nine meetings of the Board of Directors during 2005, two of which were held telephonically. Each director, with the exception of Mr. Guinness who joined the Board in July 2006, attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a director and the total number of meetings held by the committees on which he served during the period, if applicable.

Our Corporate Governance Guidelines provide that directors are responsible for attending the annual meeting of stockholders. All directors, with the exception of Mr. Guinness who joined the Board in July 2006, attended the 2005 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Investor Relations section of our website located at www.bostonlifesciences.com.

The Board of Directors has determined that all of the members of each of the Board of Directors’ three standing committees are independent as defined under the rules of The NASDAQ Stock Market, Inc. including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee of the Board of Directors

The Audit Committee currently consists of Michael J. Mullen, who serves currently as Chairman, John T. Preston and William Guinness, who joined the Audit committee on July 26, 2006. Robert S. Langer, Jr. served as a member of the Audit Committee until July 26, 2006. The Audit Committee currently acts under a charter that was adopted and approved in June 2000 and that was amended and restated in July 2005. The Audit Committee held five meetings in 2005. It is anticipated that each of Messrs. Mullen, Preston and Guinness, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee. Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;
•	meeting independently with our internal staff, our independent registered public accounting firm and management; and
•	preparing the audit committee report required by SEC rules (which is included on pages 8 and 9 of this proxy statement).

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm their independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2005 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Form 10-K.

The Board of Directors has determined that Michael J. Mullen is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee of the Board of Directors

The Compensation Committee currently consists of Robert S. Langer, Jr., Michael J. Mullen and John T. Preston. The Compensation Committee currently acts under a written charter that was adopted and approved in July 2005. The Compensation Committee held three meetings in 2005. The primary responsibilities of the Compensation Committee include approving salaries and incentive compensation for our executive officers and administering our stock option plans. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation;
•	determining the Chief Executive Officer’s compensation;
•	reviewing and approving, or making recommendations to the Board of Directors with respect to the compensation of our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans; and
•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

Nominating and Corporate Governance Committee of the Board of Directors

In July 2005, our Board of Directors established our Nominating and Corporate Governance Committee, which consists of Robert S. Langer, Jr., who serves as Chairman, Michael J. Mullen and John T. Preston. The Nominating and Corporate Governance Committee acts under a charter adopted and approved in July 2005. The Nominating and Corporate Governance Committee took action once in 2005 via written consent. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and recommending nominees for election as directors and to each of the committees of the Board of Directors;
•	reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board of Directors; and
•	overseeing an annual evaluation of the Board of Directors.

Compensation of Directors

Prior 2005 Director Compensation

From January 1, 2005 through September 23, 2005 non-employee directors of the Company received an annual retainer, payable in monthly installments, and an additional fee for each board or committee meeting attended in person or telephonically. All non-employee directors were also reimbursed for ordinary and reasonable expenses of attending any board or committee meetings. There were no fees paid for chairing committees. The table below sets forth the annual retainer fees, and board meeting and committee fees paid to our non-employee directors, under the prior 2005 Director Compensation.

		Per Board
		and Committee
	Annual Retainer(1)	Meeting Fees(2)

Robert S. Langer, Jr.	$20,000	$500-$2,000
Michael J. Mullen	$20,000	$500-$2,000
John T. Preston	$20,000	$500-$2,000

(1)	Such retainer was paid on a pro rata basis to each non-employee director for the period January 1, 2005 through September 23, 2005.

(2)	Board meeting fees and committee meeting fees were paid depending on the length of the applicable meeting.

Effective May 17, 2004, each new non-employee director was automatically granted an option to purchase 5,000 shares of our common stock (“Director Options”) upon initial election or appointment (the “Option Grant Date”). The exercise price of any Director Options granted equaled the fair market value of shares of our common stock subject thereto on the Option Grant Date. Subject to provisions regarding expiration and termination of options, Director Options became exercisable as to 50% of the shares of our common stock subject thereto on the Option Grant Date and become exercisable as to an additional 25% of the shares of our common stock issuable upon exercise there of on each of the first and second anniversaries of such Option Grant Date. The Director Options terminate ten years after the date of grant.

Effective July 30, 2004, each non-employee director, including newly elected directors, was automatically granted an option to purchase 1,000 shares of our common stock each year (“Annual Director Stock Options”), or such lesser amount calculated on a prorated basis according to the length of service in any given calendar year. The Annual Director Stock Options were granted in the first quarter of the calendar year following the year of service (the “Annual Option Grant Date”). The exercise price of any Annual Director Stock Options granted equaled the fair market value of shares of our common stock subject thereto on the Annual Option Grant Date. Subject to provisions regarding expiration and termination of options, Annual Director Stock Options became exercisable as to 50% of the shares of our common stock subject thereto on the Annual Option Grant Date and become exercisable as to an additional 25% of the shares of our common stock issuable upon exercise thereof on each of the first and second anniversaries of such Annual Option Grant Date. The Annual Director Stock Options terminate ten years after the date of grant.

Current Director Compensation

In the third quarter of 2005, the Board of Directors amended the Company’s non-employee director compensation as follows:

		Per Board
		and Committee	Annual Fee Per
	Annual Retainer(1)	Meeting Fees(2)	Committee Chaired

Robert S. Langer, Jr.	$22,000	$2,000	$10,000
Michael J. Mullen	$22,000	$2,000	$20,000
John T. Preston	$22,000	$2,000	$10,000

(1)	Such retainer was paid on a pro rata basis to each non-employee director for the period September 23, 2005 to December 31, 2005.

(2)	Board and committee fees are paid on a per meeting basis at $2,000 per meeting up to a maximum of $2,000 per day (in the case of a board and committee meeting on the same day).

All non-employee directors are reimbursed for ordinary and reasonable expenses of attending any board or committee meetings.

Each new non-employee director is automatically granted an option to purchase 15,000 shares of the Company’s common stock (“New Director Options”) upon initial election or appointment (the “Automatic Grant Date”). The exercise price of any New Director Options granted shall equal the fair market value of shares of the Company’s common stock subject thereto on the Automatic Grant Date. New Director Options immediately vest as to 1/3 of the shares subject to such New Director Options with the remaining 2/3 of the shares subject to such New Director Option vesting in equal monthly installments over two years (“New Director Option Vesting”).

Each non-employee director is automatically granted an option to purchase 10,000 shares of the Company’s common stock each year (“Annual Director Options”). The Annual Director Options are granted in the fourth quarter of each calendar year (the “Annual Grant Date”). The exercise price of any Annual Director Options granted shall equal the fair market value of shares of the Company’s common stock subject thereto on the Annual Grant Date. Annual Director Options vest in equal monthly installments over two years (“Annual Director Option Vesting”). Newly elected non-employee directors are eligible to receive the Annual Director Options in the fourth quarter of the second calendar year of service. On December 12, 2005, Messrs. Mullen, Langer and Preston were each granted options to purchase 10,000 shares of common stock under this policy with an exercise price equal to the fair market value on such Annual Grant Date, or $2.00 per share.

If the Company appoints a non-employee chairman, the chairman will be entitled to an annual retainer of $50,000 (in lieu of the $22,000 that is received by the other non-employee directors) and per board meeting fees of $2,000. The non-employee chairman will be automatically granted an option to purchase 30,000 shares of the Company’s common stock upon appointment (in lieu of the 15,000 shares that is received by other new non-employee directors) vesting in accordance with the New Director Option Vesting. In addition, the non-employee chairman will be automatically granted an option to purchase 20,000 shares of the Company’s common stock on the Annual Grant Date vesting in accordance with the Annual Director Option Vesting. The newly elected non-employee chairman is entitled to receive this annual grant in the fourth quarter of the second calendar year of service. The exercise price of any options granted to a non-employee chairman shall equal the fair market value of shares of the Company’s common stock subject thereto on the grant date.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and has discussed these financial statements with the Company’s management and the Company’s registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s registered public accounting firm various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing

Standards 61 (Communication with Audit Committees). SAS 61 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from the Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Michael J. Mullen
Audit Committee Chairman

William Guinness
Audit Committee Member

Robert S. Langer, Jr.
Audit Committee Member

John T. Preston
Audit Committee Member

Independent Registered Public Accounting Firm’s Fees and Other Matters

The following table summarizes the fees billed to us for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2005	2004

Audit Fees	$136,000	$85,451
Audit-Related Fees	1,000	—
Tax Fees	76,103	18,290
All Other Fees	—	—

Total Fees	$213,103	$103,741

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting matters not classified as audits.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services.

All Other Fees

There were no fees to report in this category for 2005 and 2004.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding independent registered public accounting firm independence and the Audit Committee Charter, our Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee presently pre-approves particular services on a case-by-case basis. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the independent registered public accounting firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2005 and related fees were approved in advance by the Audit Committee.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

EXECUTIVE OFFICERS

The following is a list of our current executive officers and their principal positions:

Name	Age	Position	In Current Position Since

Peter G. Savas	58	Chairman of the Board of Directors and Chief Executive Officer	September 2004

Mark J. Pykett, V.M.D, Ph.D, M.B.A.	42	President and Chief Operating Officer	February 2005 (Chief Operating Officer since November 2004)

Kenneth L. Rice, Jr., J.D., LL.M., M.B.A.	52	Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary	September 2005 (Executive Vice President, Finance and Administration and Chief Financial Officer since July 2005)

Mark J. Pykett, V.M.D, Ph.D, M.B.A. Dr. Pykett was appointed President and Chief Operating Officer in February 2005. Dr. Pykett previously served as Executive Vice President and Chief Operating Officer when he joined us in November 2004. In 1996, Dr. Pykett founded Cytomatrix, LLC, a biotechnology company, and served as its President and Chief Executive Officer until 2003, when Cytomatrix merged with Cordlife, Pte. Ltd., a subsidiary of CyGenics, Ltd., a biotechnology company. Dr. Pykett served as President of Cordlife from 2003 to 2004, and as President and Director of CyGenics from 2004 until joining us and remains a director of CyGenics. Dr. Pykett serves on the board of directors of Adventrx Pharmaceuticals, Inc., a biotechnology company.

Kenneth L. Rice, Jr., J.D., LL.M., M.B.A. Mr. Rice was appointed Executive Vice President, Finance and Administration and Chief Financial Officer in July 2005. Mr. Rice was appointed Secretary in September 2005. In June 2005, Mr. Rice served as a part-time consultant to the Company. From April 2001 to June 2005, Mr. Rice served as Vice President, Chief Financial Officer, Chief Commercial Officer and Secretary of Aderis Pharmaceuticals, Inc., a privately-held biopharmaceutical company. From August 1999 through March 2001, Mr. Rice served as Vice President and Chief Financial Officer of MacroChem Corporation, a publicly-traded drug delivery company.

No family relationships exist between any of our executive officers and our directors. Our executive officers are elected annually by the board of directors and serve until their successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities (“10% Holders”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and 10% Holders are required by SEC regulations to furnish to us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 (and any amendments thereto) furnished to us and the representations made by the reporting persons to us, we believe that during fiscal 2005 each of our directors, officers and 10% Holders filed all of their respective reports pursuant to Section 16(a) on a timely basis.

EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal Years 2005, 2004 and 2003

The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 2005, 2004 and 2003 for services in all capacities awarded to, earned by or paid to each person who served as our Chief Executive Officer at any time during 2005, each other of our executive officers as of December 31, 2005 and certain individuals who served as executive officers during a part of 2005, whose aggregate cash compensation exceeded $100,000 at the end of 2005 (collectively referred to as the “Named Executive Officers”). For the period October 2003 until September 2004, the position of Chief Executive Officer remained vacant.

SUMMARY COMPENSATION TABLE

Long Term
Compensation
		Annual Compensation			Awards
Securities
					Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Options	Compensation

Peter G. Savas (1) Chairman of the Board and Chief Executive Officer	2005 2004	$350,000 $116,667		$100,000 $29,167	200,000 400,000	$19,066 —

Mark J. Pykett, V.M.D, Ph.D, M.B.A. (2) President and Chief Operating Officer	2005 2004	$272,083 $16,667		$68,750 $4,167	200,000 100,000	$14,000 —

Kenneth L. Rice, Jr., J.D., LL.M., M.B.A. (3) Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary	2005	$131,771		$34,375	300,000	$21,875

Marc E. Lanser, M.D. (4) Former Chief Medical Officer	2005 2004 2003	$136,806 $308,000 $278,250	— $	38,491 $52,825	175,605 40,000 20,000	$187,269 — —

Joseph P. Hernon, C.P.A. (5) Former Chief Financial Officer and Secretary	2005 2004 2003	$181,913 $242,550 $220,500	— $	32,680 $37,050	133,527 20,000 15,000	$81,659 $6,198 $2,117

(1) On September 8, 2004, Mr. Savas joined the Company as Chairman of the Board and Chief Executive Officer. Mr. Savas’ annual base salary for 2004 was $350,000. Mr. Savas’ 2005 bonus was paid in January 2006. All Other Compensation paid to Mr. Savas consists of Company matching contributions to his 401(k) account of $13,636 and disability insurance premiums of $5,430.

(2) On November 1, 2004, Dr. Pykett joined the Company as Executive Vice President and Chief Operating Officer and on February 3, 2005 was appointed President and remained Chief Operating Officer. Dr. Pykett’s annual base salary for 2004 was $240,000. Dr. Pykett’s 2005 bonus was paid in February 2006. All Other Compensation paid to Dr. Pykett consists of Company matching contributions to his 401(k) account of $14,000.

(3) On July 1, 2005, Mr. Rice joined the Company as Executive Vice President, Finance and Administration and Chief Financial Officer and in September 2005 was appointed Secretary. Mr. Rice’s annual base salary for 2005 was $275,000. Mr. Rice’s 2005 bonus was paid in February 2006. All Other Compensation paid to Mr. Rice consists of Company matching contributions to his 401(k) account of $6,875 and consulting fees of $15,000 which we paid Mr. Rice before he joined the Company.

(4) Dr. Lanser resigned as Chief Medical Officer in June 2005. Dr. Lanser’s annual base salary for 2005 was $306,075. All Other Compensation paid to Dr. Lanser consists of severance payments of $169,269 and Scientific Advisory Board fees of $18,000.

(5) Mr. Hernon resigned as Chief Financial Officer in July 2005. Mr. Hernon’s annual base salary for 2005 was $242,550. All Other Compensation paid to Mr. Hernon in 2005 consists of severance and related payments of $70,744 and Company matching contributions to his 401(k) account of $10,915. All Other Compensation paid to Mr. Hernon in 2004 and 2003 consists of Company matching contributions to his 401(k) account of $6,198 and 2,117, respectively.

Option Grants in Last Fiscal Year

The following table sets forth information concerning individual grants of options made during 2005 to each of the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of					Potential Realizable
	Securities		Percent of Total			Value At Assumed
	Underlying		Options Granted	Exercise or		Annual Rates Of Stock
	Options		to Employees In	Base Price	Expiration	Appreciation
Name	Granted		Fiscal Year (1)	Per Share (2)	Date	For Option Term (3)
						5%	10%

Peter G. Savas	200,000	(4)	11.8%	$2.31	3/10/2015	$290,549	$736,309
Mark J. Pykett, V.M.D,	100,000	(4)	5.9%	$2.31	3/10/2015	$145,275	$368,155
Ph.D, M.B.A.	100,000	(5)	5.9%	$3.75	2/3/2015	$235,835	$597,653
Kenneth L. Rice, Jr., J.D., LL.M., M.B.A.	300,000	(4)	17.8%	$3.25	7/17/2015	$613,172	$1,553,899
Marc E. Lanser, M.D.	175,605		10.4%	$2.31	3/10/2015	$255,110	$646,498
Joseph P. Hernon, C.P.A	133,527		7.9%	$2.31	9/30/2007	$193,981	$491,586

(1) Calculated based on an aggregate of 1,688,494 options granted to employees in 2005, including options granted to the Named Executive Officers.

(2) The exercise price for each option was equal to or above the fair market value of our common stock on the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts will be received by the option holder.

(4) Subject to certain conditions, the shares subject to such option vest as follows: 33% of the shares subject to such option immediately vested and the remaining 67% of the shares subject to such option will vest in equal monthly installments over three years.

(5) Subject to certain conditions, the shares subject to such option vest as follows: 25% of the shares subject to such option immediately vested and the remaining 75% of the shares subject to such option will vest in equal monthly installments over four years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the Named Executive Officers, certain information concerning the value of unexercised options at December 31, 2005. There were no options exercised by our Named Executive Officers in 2005.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	on	Value	Options at Fiscal Year-End		Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter G. Savas	—	—	293,750	306,250	—	—
Mark J. Pykett, V.M.D, Ph.D, M.B.A.	—	—	135,938	164,062	—	—
Kenneth L. Rice, Jr., J.D., LL.M., M.B.A.	—	—	127,778	172,222	—	—
Marc E. Lanser, M.D.	—	—	104,803	87,802	—	—
Joseph P. Hernon, C.P.A.	—	—	133,527	—	—	—

(1) The fair market value of “in-the-money” options was calculated on the basis of the difference between the exercise price of the options held and the closing price per share for our common stock on the NASDAQ Capital Market of $2.23 on December 30, 2005, multiplied by the number of shares subject to options held, which calculation results in a negative value.

Employment Contracts and Severance Arrangements

Employment Agreements

On March 31, 2006, we entered into employment agreements with each of Messrs. Savas, Pykett and Rice effective January 1, 2006 with the following terms:

Mr. Savas. Mr. Savas’ employment agreement is effective for a term of one year, provides for a base salary of $400,000 per year plus other benefits and includes confidentiality and non-competition provisions. Subject to certain contingencies, Mr. Savas is entitled to a one-year severance allowance in the event that he is terminated in certain circumstances. The agreement automatically renews for an additional 12 month period, unless either party notifies the other party in writing not less than 90 days prior to expiration.

Dr. Pykett. Dr. Pykett’s employment agreement is effective for a term of one year, provides for a base salary of $300,000 per year plus other benefits and includes confidentiality and non-competition provisions. Subject to certain contingencies, Dr. Pykett will be entitled to a nine-month severance allowance in the event that he is terminated in certain circumstances. The agreement automatically renews for an additional 12 month period, unless either party notifies the other party in writing not less than 90 days prior to expiration.

Mr. Rice. Mr. Rice’s employment agreement is effective for a term of one year, provides for a base salary of $300,000 per year plus other benefits and includes confidentiality and non-competition provisions. Subject to certain contingencies, Mr. Rice will be entitled to a nine-month severance allowance in the event that he is terminated in certain circumstances. The agreement automatically renews for an additional 12 month period, unless either party notifies the other party in writing not less than 90 days prior to expiration.

Severance Agreements

Dr. Lanser. On June 9, 2005, we entered into a Severance and Settlement Agreement and Release with Marc E. Lanser, M.D., our former Chief Medical Officer (the “Lanser Agreement”). The Lanser Agreement terminated the Employment Agreement by and between us and Dr. Lanser dated June 10, 2004 (the “Prior Agreement”). Under the terms of the Lanser Agreement, Dr. Lanser received continued base salary and benefits for a period of nine-months commencing on June 11, 2005, the date of termination of Dr. Lanser’s employment. The Lanser Agreement also provides that options to purchase 107,314 shares of common stock that were not vested as of the date of severance will continue to vest on their stated terms and conditions as long as Dr. Lanser continues to provide services as a member of our Scientific Advisory Board. In addition, the Lanser Agreement requires that Dr. Lanser continue to satisfy his obligations under the confidentiality, invention assignment and restricted activities provisions of the Prior Agreement.

In addition, on June 9, 2005, we entered into a consulting agreement (the “Consulting Agreement”) with Dr. Lanser. Under the terms of the Consulting Agreement, Dr. Lanser will, among other things, support us in certain of our pre-clinical and clinical development efforts and serve as a member of our Scientific Advisory Board. The Consulting Agreement provides for a two-year term commencing on June 11, 2005, unless earlier terminated by us or Dr. Lanser. In consideration for his services, Dr. Lanser is entitled to a monthly retainer of $1,500 for up to one calendar day of services per month and receives $1,500 for each additional day of service provided. In addition, Dr. Lanser is reimbursed for all reasonable business related expenses incurred in connection with the performance of his duties. In the event that we terminate the Consulting Agreement without cause (as defined in the Consulting Agreement) prior to June 11, 2007, all unvested options will become fully vested.

Mr. Hernon. On September 12, 2005, we entered into a Severance and Settlement Agreement and Release with Joseph P. Hernon, our former Chief Financial Officer (the “Hernon Agreement”). Mr. Hernon stepped down as Chief Financial Officer on July 1, 2005 with the appointment of Kenneth L. Rice, Jr. as our Chief Financial Officer. Under the terms of the Hernon Agreement, Mr. Hernon received, among other things, continued base salary and benefits for a period of nine-months commencing on October 1, 2005. The Hernon Agreement also provided that Mr. Hernon’s options to purchase 74,182 shares of our common stock be accelerated and vested as of September 30, 2005, the last day of Mr. Hernon’s employment with us (the “Termination Date”). The Hernon Agreement further provided that Mr. Hernon’s options to purchase 133,527 shares of common stock, including the 74,182 accelerated options, be exercisable on their stated terms and conditions from the Termination Date through and including September 30, 2007.

Report on Repricing of Options

Our Board of Directors believes that our employees are our most important assets. During 2004, our stock price decreased substantially and our Board of Directors concluded that outstanding options, of which a significant number had exercise prices that were higher than the price of our common stock, became less valuable as an incentive to retain and motivate our employees. Accordingly, in March 2005, our Board of Directors approved a cancellation and regrant of options in an effort to create a performance-oriented environment for the employees. By making this offer, our Board of Directors intended to enhance stockholder value by creating better performance incentives for, and thus increasing retention of, our employees.

Our Board of Directors approved the cancellation of options to purchase an aggregate of 483,787 shares of our common stock and the regrant of options to purchase an aggregate of 454,760 shares of our common stock. With the exception of Marc E. Lanser and Joseph P. Hernon, no executive officer or member of our Board of Directors participated in the cancellation and regrant of options.

The per share exercise prices of the cancelled options ranged from $3.75 to $39.06, with a weighted average exercise price of $11.89. The aggregate number of stock options outstanding after such cancellation and regrant of options was reduced by approximately 6%. These cancellations and regrants were effected under the Amended and Restated Omnibus Stock Option Plan and the 1998 Omnibus Stock Option Plan, each of which expressly permitted option exchanges. Each of the regranted options contain the following terms: (i) an exercise price equal to the fair market value on the grant date which was the last sale price on March 11, 2005, or $2.31 per share; (ii) a ten-year duration; and (iii) 33% vesting on the date of grant with the remaining 67% vesting thereafter in 36 equal monthly installments.

The following table provides information with respect to named executive officers who participated in the option exchange program described above. No other repricings occurred during the past ten fiscal years.

TEN-YEAR OPTION REPRICINGS

				Weighted		Weighted
				Average		Average
		Number of		Exercise		Length of
		Securities	Market Price	Price at		Original
		Underlying	of Stock at Time	Time of		Option Term
		Options	of Repricing or	Repricing or	New	Remaining at
		Repriced or	Amendment	Amendment	Exercise	Date of Repricing
Name	Date	Amended(#)	($)	($)	Price($)	or Amendment

Marc E. Lanser Former Chief Medical Officer	3/11/2005	175,605	$2.31	$14.71	$2.31	5.7 years
Joseph P. Hernon Former Chief Financial Officer and Secretary	3/11/2005	113,527	$2.31	$13.14	$2.31	6.0 years

Compensation Committee Members:

Robert S. Langer, Jr.
Michael J. Mullen
John T. Preston

Compensation Committee Interlocks And Insider Participation

The Compensation Committee of our Board of Directors currently consists of Messrs. Preston, Mullen and Langer. No member of the Compensation Committee was at any time during 2005, or formerly, one of our officers or employees or an officer or employee of any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of the other entity served as a director of or a member of the Compensation Committee.

Consulting Agreement

On September 29, 2006, we entered into a consulting agreement (the “Langer Consulting Agreement”) with Robert S. Langer, Jr., one of our directors, pursuant to which Dr. Langer will provide consulting services, including, but not limited to, scientific and business services. The term of the Langer Consulting Agreement shall continue until either we or Dr. Langer terminate the Langer Consulting Agreement upon not less than 20 days notice to the other. In addition, we may terminate the Langer Consulting Agreement in the event of a breach of the Langer Consulting Agreement by Dr. Langer for cause (as defined in the Langer Consulting Agreement). As compensation under the Langer Consulting Agreement, we have agreed to pay Dr. Langer a quarterly fee of $13,125. The Langer Consulting Agreement contains nondisclosure and assignment of intellectual property terms in favor of us. The Langer Consulting Agreement also includes representations and warranties to us regarding matters that are customarily included in agreements of this nature.

During the term of the Langer Consulting Agreement and for one year thereafter, Dr. Langer has agreed not to provide consulting services to any business or entity with respect to a project or product which competes with a project or product of ours and/or for which Dr. Langer provides or provided consulting services under the Langer Consulting Agreement, including any project that relates to diagnostic imaging agents for central nervous system disorders and drug programs for neuroregenerative and neurodegenerative disorders.

Performance Graph

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the NASDAQ Market Index and the NASDAQ Biotechnology Index (capitalization weighted) for the period beginning on December 31, 2000 and ending on the last day of our last completed fiscal year. Historic stock price is not indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

Among Boston Life Sciences, the NASDAQ Market Index and the
NASDAQ Biotechnology Index
(Capitalization Weighted)

Company/Index/Market	2000	2001	2002	2003	2004	2005

BOSTON LIFE SCIENCES, INC.	$100.00	$87.17	$36.57	$40.48	$18.61	$14.56
NASDAQ MARKET INDEX	$100.00	$79.71	$55.60	$83.60	$90.63	$92.62
NASDAQ BIOTECHNOLOGY INDEX (NBI)	$100.00	$83.76	$53.02	$77.94	$85.02	$98.66

(1) Graph assumes $100 invested on December 31, 2000 in our common stock, the NASDAQ Market Index and the NASDAQ Biotechnology (capitalization weighted).

(2) Total return assumes reinvestment of dividends.

(3) Year ended December 31.

Report of Compensation Committee

Overview

Our compensation program for our executive officers consists of four parts: base salary; annual bonus and incentive payments; stock options; and additional benefits. Our overall recruitment and compensation philosophy is a very important consideration in the maintenance of this program. This philosophy is to hire individuals possessing excellent professional skills, coupled with demonstrated track records, who can be expected to help achieve our goal of moving from a development-stage company to a broad-based, diversified, revenue-generating biotechnology company.

We have a continuing commitment to recruit, motivate and retain executive officers with demonstrated talent and leadership skills, typically gained from successful experiences in positions of meaningful responsibility in the biotechnology or other industry settings. This approach is designed to enable us to acquire the requisite management leadership to fulfill its stated mission.

An inherent part of this philosophy is the leveraging of the compensation program by placing a major emphasis on equity participation. This is accomplished by offering a significant capital accumulation opportunity to key managers, which also conserves our cash resources while blending the interests of stockholders with those of management. Our goal is that the total compensation for senior executives be competitive with that for other biotechnology companies, taking into account relative company size, stage of development and geographic location.

Performance Criteria—General

Because we are a development stage company engaged primarily in research and development and because of the highly volatile nature of the stock price of biotechnology companies in general, the use of traditional corporate performance standards, such as sales, promotion levels and stock performance, to measure our success and an individual’s role in contributing to that success, is not appropriate.

Accordingly, the compensation of executive officers is based, for the most part, on the timely achievement of certain research and development goals by us and the positive contribution by the individuals concerned. The Compensation Committee will evaluate our progress and performance using criteria such as the extent to which our key research, clinical and financial objectives have been met during the preceding fiscal year, including the achievement by us of certain milestones, whether specified in agreements with third party collaborators or determined internally. In addition, the Compensation Committee may take into account our success in the development, acquisition and licensing of key technologies. The Compensation Committee will also evaluate the individual executive officer’s performance, using criteria such as the executive officer’s involvement in and responsibility for the development and implementation of strategic planning and the attainment of our strategic objectives including beneficial supervision of other management. An executive officer’s contribution in this regard may also involve both the participation by the executive officer in the relationship between us and the investment community, as well as the contribution by the executive officer to our ongoing scientific development activities. In evaluating each facet of performance and compensation, the Compensation Committee is likely to consider the necessity of being competitive with other companies in the biotechnology industry, taking into account relative company size, stage of development and geographic location.

Base Salary

Our philosophy regarding base salary is to maintain it at a competitive level, sufficient to recruit and retain individuals possessing the skills and experience necessary to achieve our goals and objectives over the long term. Base salary levels are generally established with the input of various industry-related surveys and special studies as well as by monitoring developments in the biotechnology industry. This information is also used in evaluating other compensation elements. Periodic adjustments in base salary will often relate to competitive factors and to individual performance evaluated against criteria such as those noted above. Other benefits are maintained at what the Compensation Committee believes is an industry-competitive level.

Annual Bonus and Incentive Program

The Compensation Committee, in its discretion, may award bonuses and/or incentive payments to executive officers, and we expect to pay such amounts based on both an evaluation of the performance of each executive officer for the year as a whole, as well as the establishment of performance incentives for the following year dependent upon the realization of specific corporate objectives. The intent of these payments is to motivate and reward high level performance of executive officers as measured against distinct and clearly articulated goals and in light of the competitive compensation practices of the entire biotechnology industry. The specific goals vary with each executive officer’s responsibilities rather than being fixed by reference to overall measures of our performance. Annual bonus awards and incentive payments are determined by the Compensation Committee.

Stock Options

Stock options are viewed as a fundamental element in the total compensation program and, in keeping with our basic philosophy, emphasize long-term Company performance, as measured by the creation and enhancement of stockholder value. Additionally, stock options foster a community of interest between stockholders and participants. We believe that because of this community of interest, the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options under the plans are granted to all executive officers as incentive to contribute significantly to our growth and successful operation. The specific determination of the number of options to be granted, however, is not based upon any specific criteria, although the Compensation Committee does reference industry data in assessing the reasonableness of all awards.

Although options may be granted at any price equal to or greater than 50% of fair market value of our common stock, generally options have been granted to executive officers, as a matter of Company policy, at 100% of the fair market value on the date of grant. We have generally awarded options to executive officers on employment and at regular intervals thereafter, but awards may be made at other times as well. Vesting of stock options is determined by the Compensation Committee. Options granted to executive officers typically vest in full within three to four years after the date of grant. In addition, in certain circumstances we have granted options to our executive officers that vest in accordance with performance-based milestones that are established by the Board of Directors.

Qualifying Executive Compensation for Deductibility Under Applicable Provisions of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, as amended (the “Code”) adopted in 1993, provides that a publicly-held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a “performance based” compensation arrangement. In general, we structure and administer our stock option plans in a manner that is intended to comply with the performance-based exception to Section 162(m). There can be no assurance, however, that compensation attributed to awards granted under our stock option plans will be treated as qualified performance-based compensation under Section 162(m). The Compensation Committee notes that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

Chief Executive Officer Compensation

In fiscal 2005, Mr. Savas’ salary and bonus were determined pursuant to the terms of his employment agreement. The Compensation Committee believes that this compensation level was appropriate in light of Mr. Savas’ contributions to our success, which included restructuring our balance sheet, recruiting Mark Pykett, our President and Chief Operating Officer and Kenneth L. Rice, Jr., our Executive Vice President, Finance and Administration and Chief Financial Officer, positioning the Company to avoid de-listing from The NASDAQ Capital Market and re-energizing our clinical development programs, as well as our raising of approximately $5 million in additional capital in March 2005 and $12.7 million in additional capital in September 2005.

Compensation Committee Members:
Robert S. Langer, Jr.
Michael J. Mullen
John T. Preston

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth information, as of October 15, 2006, regarding the beneficial ownership of our common stock by:

•	each person or “group,” as that term is defined in Section 13(d)(3) of the Exchange Act, that beneficially owns more than 5% of our outstanding common stock based on currently available Schedules 13D and 13G filed with the SEC;

•	each of our directors (which includes all nominees);

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated below, the address for each listed director and executive officer is c/o Boston Life Sciences, Inc., 85 Main Street, Hopkinton, Massachusetts 01748. Beneficial ownership shown is determined in accordance with the rules of the SEC and, as a result, includes voting and investment power with respect to shares.

	Amount and
	Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner (1)	Ownership	Class (2)

Certain Beneficial Owners of Common Stock:
Thomas L. Gipson (3)	3,186,004	19.26%
c/o Ingalls & Snyder LLC
61 Broadway, New York, NY 10006
Robert L. Gipson (4)	3,106,004	18.77
c/o Ingalls & Snyder LLC
61 Broadway, New York, NY 10006
Steven M. Foote (5)	945,000	5.71
c/o Ingalls & Snyder LLC
61 Broadway, New York, NY 10006
Arthur Koenig (6)	935,000	5.65
c/o Duferco Steel Inc.
Metro Park South
100 Matawan Rd Suite 400
Matawan, New Jersey 07747-3916
Ingalls & Snyder LLC (7)	857,500	5.18
61 Broadway, New York, NY 10006

	Amount and
	Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner (1)	Ownership	Class (2)

Directors and Named Executive Officers:
Peter G. Savas	543,750	3.18
Chairman of the Board and Chief Executive Officer (8)
Mark J. Pykett, V.M.D., Ph.D., M.B.A.	269,097	1.60
President and Chief Operating Officer (9)
Kenneth L. Rice, Jr., J.D., LL.M., M.B.A.	263,889	1.57
Executive Vice President Finance and Administration, Chief
Financial Officer and Secretary (10)
Robert S. Langer, Jr. Sc.D.	72,103	*
Director (11)
Michael J. Mullen, C.P.A.	35,779	*
Director (12)
John T. Preston	35,579	*
Director (13)
William Guinness	6,667	*
Director (14)
Joseph P. Hernon, C.P.A.	141,683	*
Former Vice President, Chief Financial Officer and Secretary (15)
Marc E. Lanser, M.D.	163,246	*
Former Chief Medical Officer (16)
All directors and executive officers as a group (7 persons) (17)	1,226,864	6.90%

* Represents less than 1% of the outstanding shares.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in the table have sole voting and investment power with respect to all shares.

(2) Applicable percentage ownership for each holder is based on 16,543,634 shares of common stock outstanding on October 15, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder that will become exercisable within 60 days after October 15, 2006.

(3) Information is based on a Schedule 13G/A (Amendment No. 2) filed January 24, 2006 with the SEC. Thomas L. Gipson beneficially owns 3,186,004 shares of common stock and has sole power to vote or direct the vote of 3,186,004 shares and sole power to dispose or direct the disposition of 3,186,004 shares.

(4) Information is based on a Schedule 13G/A (Amendment No. 10) filed January 24, 2006 with the SEC. Robert L. Gipson beneficially owns 3,106,004 shares of common stock and has sole power to vote or direct the vote of 3,106,004 shares and sole power to dispose or direct the disposition of 3,106,004 shares. Mr. Gipson is a Senior Director of Ingalls & Snyder, LLC.

(5) Information is based on a Schedule 13G filed January 24, 2006 with the SEC. Steven M. Foote beneficially owns 945,000 shares of common stock and has sole power to vote or direct the vote of 200,000 shares and sole power to dispose or direct the disposition of 200,000 shares. Mr. Foote has shared power to dispose or direct the disposition of 745,000 shares.

(6) Information is based on a Schedule 13G/A (Amendment No. 2) filed January 24, 2006 with the SEC. Arthur Koenig beneficially owns 935,000 shares of common stock and has sole power to vote or direct the vote of 935,000 shares and sole power to dispose or direct the disposition of 935,000 shares.

(7) Information is based on a Schedule 13G dated January 24, 2006 as filed with the SEC. Ingalls & Snyder, LLC beneficially owns 857,500 shares of common stock and has shared power to dispose or direct the disposition of 857,500 shares.

(8) Consists of 543,750 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(9) Consists of 269,097 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(10) Consists of 263,889 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(11) Consists of 72,103 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(12) Includes 35,579 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date and 200 shares of common stock held by a revocable trust of which Mr. Mullen is the trustee.

(13) Consists of 35,579 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(14) Consists of 6,667 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(15) Includes 133,527 shares of common stock issuable upon exercise of options that are exercisable as of October 15, 2006 or 60 days after such date.

(16) Includes 143,826 shares of common stock issuable upon exercise of options that are or may be exercisable as of October 15, 2006 or 60 days after such date.

(17) See footnotes 8 through 14.

Equity Compensation Plan Information

This table shows information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2005. As required by the SEC rules, we include in footnote (2) to this table a brief description of the material features of our option issuances that have not been approved by our stockholders.

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options	outstanding options	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,679,485	$4.69	1,359,493
Equity compensation plans not approved by security holders (2)	910,667	$3.38	—

Total	2,590,152	$4.23	1,359,493

(1)   Includes our:

•	Amended and Restated Omnibus Stock Option Plan;
•	1998 Omnibus Stock Option Plan;
•	Amended and Restated 1990 Non-Employee Directors’ Non-Qualified Stock Option Plan; and
•	2005 Stock Incentive Plan.

(2)   On June 3, 2005, we granted an aggregate of 39,500 non-qualified options to purchase shares of our common stock to Mary Wallace, our former Director of Strategic Marketing and Commercialization, Sharon Correia, our Director of Corporate Communications and Investor Relations, and Fraser McNeilly, our Director of Information Technology, in connection with the commencement of their employment with us. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: ten-year duration, an exercise price of $2.24 per share and equal monthly vesting over three years.

On July 18, 2005, we granted an aggregate of 84,000 non-qualified options to purchase shares of our common stock to Noel Cusack, Senior Vice President of Preclinical Development, Pamela McDonough, our Corporate Controller, and Lee Summers, our former Director of Quality Systems, in connection with the commencement of their employment with us. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: ten-year duration, an exercise price of $1.96 per share and equal monthly vesting over three years. As of December 31, 2005, 12,833 non-qualified options to purchase shares of our common stock were cancelled.

On July 18, 2005, we granted Kenneth L. Rice, Jr., our Executive Vice President Finance and Administration and Chief Financial Officer, an option to purchase shares of common stock in connection with the commencement of his employment with us. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 300,000 non-qualified stock options, ten-year duration, an exercise price of $3.25 per share, of which one-third immediately vested and the remaining two-thirds will vest in equal monthly installments over three years.

On September 10, 2004, we granted Peter G. Savas, our Chief Executive Officer, an option to purchase shares of common stock in connection with the commencement of his employment with us. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 400,000 non-qualified stock options, ten-year duration, an exercise price of $3.75 per share, of which one quarter immediately vested and the remaining three quarters will vest in equal monthly installments over four years.

On November 18, 2004, we granted Mark J. Pykett, our President and Chief Operating Officer, an option to purchase shares of common stock in connection with the commencement of his employment with us. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 100,000 non-qualified stock options, ten-year duration, an exercise price of $3.75 per share, of which one quarter immediately vested and the remaining three quarters will vest in equal monthly installments over four years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information relating to a consulting agreement with Mr. Langer, who currently serves, and during 2005 served, as a member of our Compensation Committee, see “EXECUTIVE COMPENSATION—Compensation Committee Interlocks And Insider Participation.” For information relating to our employment and severance arrangements with our Named Executive Officers, see “EXECUTIVE COMPENSATION—Employment Contracts and Severance Arrangements.”

FluoroPharma, Inc.

In June 2005, Dr. Lanser left his employment with us to become President and CEO of FluoroPharma, Inc. (“FluoroPharma”) an early stage company developing Positron Emission Tomography (PET) imaging agents for the diagnosis of cardiac ischemia. In July 2005, we reached an agreement with FluoroPharma to terminate a development agreement between us and FluoroPharma relating to FluoroPharma’s PET imaging agents in exchange for 25,000 shares of FluoroPharma Series A Preferred Stock. In February 2006, we agreed to convert our 25,000 shares of Series A Preferred Stock into 25,000 shares of common stock of FluoroPharma. In addition, we received a warrant to purchase 5,000 shares of FluoroPharma’s common stock. Our arrangements with FluoroPharma bear no relationship to our own imaging products in development, ALTROPANE® and FLUORATECtm, for which we have, and will continue to have, exclusive rights.

Warrant Amendments and Warrant Exercises

On July 25, 2002, we issued to Ingalls and Snyder Value Partners, L.P. (“ISVP”) a warrant (the “Warrant”) to purchase 100,000 shares of our common stock. On November 12, 2004, in connection with the prepayment of the 10% Convertible Senior Secured Promissory Notes (the “Notes”) and the accrued interest on the Notes, we entered into Amendment No. 1 to the Warrant with ISVP to reduce the per share exercise price from $10.80 to $5.00. On February 11, 2005, in consideration of the immediate exercise of the warrants in cash, we entered into Amendment No. 2 to the Warrant with ISVP to reduce the per share exercise price from $5.00 to $2.25. Additionally, on February 11, 2005, we entered into Amendment No. 1 to the warrant to purchase 200,000 shares of our common stock held by Robert L. Gipson, to reduce the per share exercise price from $10.00 to $2.25, in consideration of the immediate exercise of the warrant in cash.

March and August 2005 Financing

In March 2005, we issued and sold an aggregate of 2,000,000 shares of our common stock at a purchase price of $2.50 per share in a private placement. The investors in the private placement included Robert L. Gipson and Thomas Gipson, and other partners and employees of Ingalls & Snyder, LLC (“I&S”) and other individual investors. Robert L. Gipson purchased 350,000 shares in the private placement for an aggregate purchase price of $875,000. Thomas Gipson purchased 470,000 shares in the private placement for an aggregate purchase price of $1,175,000.

In September 2005, we issued and sold an aggregate of 6,000,000 shares of our common stock at a purchase price of $2.13 per share in a private placement. The investors in the private placement included Robert L. Gipson and Thomas Gipson, and other partners and employees of I&S and other individual investors. Robert L. Gipson purchased 2,226,004 shares in the private placement for an aggregate purchase price of $4,741,389. Thomas Gipson purchased 2,226,004 shares in the private placement for an aggregate purchase price of $4,741,389.

Promissory Notes

On October 26, 2006, we issued an amended and restated unsecured promissory note (the “Amended Note”) in favor of Robert L. Gipson to replace the unsecured promissory note issued to Mr. Gipson on August 8, 2006. Under the Amended Note, (i) the aggregate principal amount that may be borrowed by us has been increased from $3,000,000 to $4,000,000, and (ii) one of the dates triggering repayment under the definition of Maturity Date (as discussed below) has been moved from December 31, 2007 to June 30, 2007.

Also, on October 26, 2006, we issued to Thomas L. Gipson (a “Lender” and together with Robert L. Gipson, the “Lenders”) an unsecured promissory note, pursuant to which we may, through one or more advances, borrow up to an aggregate principal amount of $4,000,000 (together with the Amended Note, the “Notes”). The Notes contain the terms as described below.

From time to time prior to the Maturity Date (discussed below), the Lenders shall make requested advances to us under the Notes so long as each advance totals at least $1,000,000.

The outstanding principal amount borrowed under the Notes shall be due and payable upon the earliest to occur of: (i) June 30, 2007; (ii) the date on which we consummate an equity financing in which the gross proceeds to us total at least $10,000,000; and (iii) the date on which a Lender declares an event of default (as defined in the Notes), the first of these three events to occur referred to as the “Maturity Date.”

Interest shall accrue on each advance under the Notes from the date of such advance and all unpaid interest shall be due and payable on the Maturity Date. Interest on each advance shall accrue at a per annum rate equal to: (a) 9% from the date of the advance to the Maturity Date; (b) 11% from and after the Maturity Date or during the continuance of an event of default; or (c) if less than the rates applicable under both clauses (a) and (b), the maximum rate permissible by law.

We have agreed to certain covenants under the Notes, including covenants agreeing not to: (A) incur or assume indebtedness; (B) make any dividends or distributions on our capital stock; (C) sell, lease or transfer any material assets or property; or (D) liquidate or dissolve.

Indemnity agreements

We have entered into indemnity agreements with each of our directors and executive officers containing provisions that may require us, among other things, to indemnify those directors and officers against liabilities that may arise by reason of their status or service as directors and officers. The agreements also provide for us to advance to our directors and officers expenses that they expect to incur as a result of any proceeding against them related to their service as directors and officers.

PROPOSAL TWO

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors intends, subject to stockholder approval, to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2005. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change is in ours and our stockholders best interest.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2007 Annual Meeting of Stockholders must submit the proposal to us at our offices at 85 Main Street, Hopkinton, Massachusetts 01748, Attention: Secretary.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than July 23, 2007 nor earlier than October 5, 2007.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use their discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at 85 Main Street, Hopkinton, Massachusetts 01748, or call us at (508) 497-2360. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS AMENDED, INCLUDING FINANCIAL STATEMENTS THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON NOVEMBER 3, 2006, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MR. KENNETH L. RICE, JR., EXECUTIVE VICE PRESIDENT, FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER, BOSTON LIFE SCIENCES, INC., 85 MAIN STREET, HOPKINTON, MASSACHUSETTS 01748. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

PETER G. SAVAS, Chief Executive Officer
Boston, Massachusetts
November 20, 2006

BOSTON LIFE SCIENCES, INC.
85 MAIN ST.
HOPKINTON, MA 01748
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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
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THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BSTNL1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOSTON LIFE SCIENCES, INC.
The Board of Directors recommends a vote
“FOR” the Proposals listed below.

Election of Directors.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	01) Peter G. Savas	04) John T. Preston
	02) Robert S. Langer, Jr.	05) William Guinness
	03) Michael J. Mullen		☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	APPROVAL OF PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐

In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BOSTON LIFE SCIENCES, INC.

Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer or officer(s) and affix the corporate seal.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
BOSTON LIFE SCIENCES, INC.
ANNUAL MEETING OF STOCKHOLDERS
December 14, 2006
The undersigned hereby constitutes and appoints Peter G. Savas and Kenneth L. Rice, Jr., and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Boston Life Sciences, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 14, 2006 at 1:00 p.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any postponements or adjournments thereof, upon the proposals listed on the reverse side more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).
This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2.
The Board of Directors recommends that you vote for the election of nominees for director and in favor of Proposal 2.
Your vote is important. Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting in person. A self-addressed, postage-paid envelope is enclosed for your convenience. You may also complete your proxy by telephone by calling the toll-free number listed on your Voter Instruction Form or via the Internet at www.proxyvote.com.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
November 20, 2006
Boston, Massachusetts